SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Borland Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Revised Preliminary Copy—Subject to Completion

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2004

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Calendar Year 2004

WHEN:	Friday, May 14, 2004, at 9:00 a.m., local time

WHERE:	Borland Software Corporation
100 Enterprise Way
Scotts Valley, California 95066-3249

WHY:	At this meeting, you will be asked to:

(1)	Elect three Class III directors to serve on our board of directors until the 2007 annual meeting of stockholders.
(2)	Consider a stockholder proposal if properly presented at the annual meeting.
(3)	Ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2004.
(4)	Transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

A complete list of stockholders entitled to vote at the meeting will be open for examination by our stockholders, during regular business hours, for a period of ten days prior to the meeting, at the meeting place. Only stockholders of record at the close of business on March 31, 2004 will receive notice of, and be eligible to vote at, the annual meeting. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed WHITE proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed WHITE proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Borland stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for the fiscal year ended December 31, 2003 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, but you would prefer to receive your own copy, please contact Georgeson Shareholder Communications Inc. by telephone at 1-800-501-4524 or by mail at 17 State Street, 10th Floor, New York, NY 10004, or alternatively, please contact Borland Investor Relations by telephone at 408-863-2917 or by mail at 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014. If you have received the materials referenced in this notice electronically, but would like to receive a printed copy by mail, please contact Borland Investor Relations by telephone at 408-863-2917 or by mail at 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014.

By Order of the Board of Directors,

/s/ Timothy J. Stevens

Timothy J. Stevens

Senior Vice President, General Counsel and Corporate Secretary

April [    ], 2004

Scotts Valley, California

i

Revised Preliminary Copy—Subject to Completion

BORLAND SOFTWARE CORPORATION

100 Enterprise Way

Scotts Valley, CA 95066-3249

(831) 431-1000

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

The board of directors of Borland Software Corporation, a Delaware corporation (“Borland”), seeks your proxy for use in voting at our 2004 annual meeting of stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at our corporate headquarters, located at 100 Enterprise Way, Scotts Valley, California, on Friday, May 14, 2004, at 9:00 a.m., local time. We intend to begin mailing this proxy statement, the attached notice of annual meeting and the accompanying WHITE proxy card on or about April [            ], 2004 to all holders of our common stock, par value $0.01, entitled to vote at the annual meeting. Along with this proxy statement, we are also sending our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

WHAT AM I VOTING ON?

At the annual meeting, stockholders will act upon:

(1)	the election of three Class III directors to serve on our board of directors until the 2007 annual meeting of stockholders,

(2)	a stockholder proposal as described in this proxy statement, and

(3)	ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2004.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on March 31, 2004, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on the record date, [            ] shares of our common stock were outstanding and entitled to vote. Our common stock is our only class of outstanding voting securities.

Stockholder of Record: Shares Registered in Your Name

If, on March 31, 2004, your shares were registered directly in your name with Borland’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed WHITE proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee

If, on March 31, 2004, your shares were held in an account at a bank, brokerage firm, or other agent or nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your bank, broker or other agent or nominee.

WHAT CONSTITUTES A QUORUM?

If the holders of a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote, are present in person or represented by proxy at the meeting, we will have a quorum to transact business. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name, on each matter to be voted upon at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed WHITE proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Approval of Stockholder Proposal

Approval of the stockholder proposal, as set forth in Proposal No. 2, requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

Ratification of Independent Accountants

Ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for fiscal year 2004, as specified in Proposal No. 3, requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote. If this selection is not ratified by our stockholders, the audit committee may reconsider its recommendation. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH DOES IT COST?

Borland is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Proxies may be solicited without additional compensation by directors, officers and employees of Borland. Such persons are listed on Annex A to this proxy statement. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. Borland has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. The original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by our directors, officers or other regular employees.

As discussed below under the heading “Election of Directors—Stockholder Solicitation,” Mr. C. Robert Coates has nominated himself to stand for election as a director and has stated his intention to solicit proxies from Borland stockholders in an effort to elect himself as a director. Accordingly, as discussed below, Borland will incur substantial additional costs in connection with its solicitation of proxies. Borland has retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies for a fee of up to $50,000 plus out-of-pocket expenses. Georgeson will employ approximately 35 people to solicit proxies from Borland’s stockholders.

As a result of Mr. Coates’ intended solicitation of proxies, Borland’s expenses related to its solicitation of proxies from stockholders will exceed those normally spent for an annual meeting. Such additional costs, excluding the costs of litigation (if any), are expected to aggregate approximately $225,000, of which approximately $[            ] has been spent to date. Such additional solicitation costs are expected to include the increased fee payable to Georgeson (up to $50,000 this year as compared to $8,500 in 2003), fees of outside counsel to advise Borland in connection with a contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of Borland stock, as described above, and the costs of retaining an independent inspector of election. Annex A attached to this proxy statement sets forth certain information relating to Borland’s directors, director nominees, officers and other participants who will be soliciting proxies on Borland’s behalf.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

If you are a stockholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring the enclosed WHITE proxy card or proof of identification. If you want to vote in person at our annual meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our annual meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the annual meeting, you will revoke any prior proxy you may have submitted.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

Please sign, date and return the WHITE proxy card in the enclosed pre-paid envelope. By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Borland. Simply sign, date and mail the proxy card to ensure that your vote is counted. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy card.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

If the proxy does not specify how your shares are to be voted, your shares represented by the WHITE proxy card will be voted as follows:

(1)	FOR the election of all three of the nominees for director proposed by the board of directors,

(2)	ABSTAIN on the stockholder proposal, and

(3)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2004.

If any other matter is properly presented at the meeting, the individuals named on your WHITE proxy card will vote your shares using their best judgment.

HAS THE BORLAND BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

The Borland board of directors recommends that you vote “FOR” the election of all three of its nominees for director and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Borland’s independent accountants for the fiscal year ending December 31, 2004. The Borland board of directors makes no voting recommendation with respect to the stockholder proposal.

CAN I CHANGE MY VOTE?

You may revoke your proxy by doing any of the following:

(1)	Send a written notice of revocation to our Corporate Secretary, dated later than the proxy you want to revoke, before the vote is taken at the annual meeting.

(2)	Execute and deliver a later dated proxy before the vote is taken at the annual meeting.

(3)	Vote in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Borland Software Corporation

100 Enterprise Way

Scotts Valley, CA 95066-3249

Attention: Timothy J. Stevens, Corporate Secretary

YOUR VOTE AT THIS YEAR’S MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

A STOCKHOLDER, MR. C. ROBERT COATES OR HIS CONTROLLED COMPANY, MANAGEMENT INSIGHTS, INC., MAY SEND YOU SOLICITATION MATERIALS IN AN EFFORT TO SOLICIT YOUR VOTE TO ELECT HIMSELF TO BORLAND’S BOARD OF DIRECTORS. THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT MR. COATES’ ACTIONS ARE NOT IN YOUR BEST INTERESTS AND WE URGE YOU NOT TO RETURN ANY [COLOR] PROXY CARD THAT HE MAY SEND YOU, EVEN AS A PROTEST AGAINST HIM.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 State Street, 10th Floor

New York, New York 10004

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (800) 501-4524

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our board of directors is currently divided into three classes. The directors in each class serve terms of three years and until each of their respective successors have been elected and qualified or, if earlier, upon the director’s death, resignation or removal. Our board currently consists of two Class I directors, three Class II directors and three Class III directors.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. This year the term of our three Class III directors will expire. Our other directors have terms in office that expire in later years, as indicated below.

At the annual meeting, three Class III directors will be elected to serve for a three-year term. Our board’s nominees are William F. Miller, Laura S. Unger and T. Michael Nevens, all of whom are currently serving as Class III directors. Mr. Miller and Ms. Unger were previously elected as directors by the stockholders and Mr. Nevens was appointed as a director by our board of directors on February 24, 2004. Shares represented by executed WHITE proxies will be voted, if authority is not withheld, for election of each of these nominees. If a nominee for any reason is unable or unwilling to serve, the shares may be voted for a substitute nominee to be determined by our board of directors.

Set forth below is information regarding each nominee for Class III director and for each Class I and Class II director whose term will continue after our annual meeting.

CLASS III NOMINEES FOR ELECTION

William F. Miller

Dr. Miller has served as the Chairman of the board and as a director of Borland since January 1996. Dr. Miller is the Herbert Hoover Professor Emeritus, Graduate School of Business, Stanford University, and President Emeritus of SRI International, one of the world’s largest independent research, technology development and consulting organizations, where he served as President and CEO for 11 years. He is also Professor Emeritus of Computer Science, School of Engineering, Stanford University. Dr. Miller was Chairman of WhoWhere?, Inc., which was sold to Lycos, Inc. in 1998, and he has previously served on the boards of directors of a number of publicly-traded companies, including Wells Fargo and Co. and Fireman’s Fund Insurance Company (which was acquired by Allianz A.G. of Munich, Germany in 1991). Dr. Miller currently serves on the boards of the following private companies: Sentius Corporation, Nanostellar, Inc. and Handysoft Global, Inc. Mr. Miller holds an honorary doctorate, PhD, Masters and Bachelor degrees from Purdue University. He is a life member of the National Academy of Engineering, a Fellow of the American Academy of Arts and Sciences, a Life Fellow of the Institute of Electrical and Electronics Engineers (IEEE), and a Fellow of the American Association for the Advancement of Sciences. Age: 78.

Laura S. Unger

Ms. Unger has served as a director of Borland since April 2002. From June 2002 through June 2003, she was employed by the cable television station CNBC to provide on-the-air commentary as its “Regulatory Expert.” Ms. Unger continues to provide on-the-air commentary to CNBC and other financial programs. Ms. Unger serves as a director of Ambac Financial Group, Inc., a publicly-traded company, and a private real estate investment trust. Ms. Unger also has a portfolio of speaking engagements and private consulting clients. From February 2001 until August 2001, Ms. Unger served as Acting Chairperson of the Securities and Exchange Commission (“SEC”). From November 1997 to February 2002, Ms. Unger served as an SEC Commissioner. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from October 1990 to November 1997. Prior to working on Capitol Hill,

Ms. Unger was an attorney with the Enforcement Division of the SEC in Washington, D.C. Ms. Unger received a Bachelor of Arts degree from the University of California at Berkeley in 1983 and a law degree from New York Law School in 1987. Age: 43.

T. Michael Nevens

Mr. Nevens has served as a director of Borland since February 2004. Prior to his retirement from McKinsey and Company, a leading business management consulting firm, in December 2002, Mr. Nevens served as a director and was managing partner of McKinsey and Company’s Global High Tech Practice from 1995 to 2002 and was the founder and Chairman of its IT Vendor Relations Committee. During his tenure at McKinsey, Mr. Nevens counseled clients in the computer, software, networking, semiconductor, aerospace and telecommunications industries. Mr. Nevens holds a B.S. in Physics from the University of Notre Dame and an M.S. in Industrial Administration from the Krannert School of Purdue University. Mr. Nevens currently serves as an Adjunct Professor of Corporate Governance at the Mendoza School of Business at the University of Notre Dame and is a member of the School’s advisory board. Age: 53.

CLASS I DIRECTORS WITH A TERM EXPIRING AT THE 2005 ANNUAL MEETING

Robert H. Kohn

Mr. Kohn has served as a director of Borland since May 2000. Since December 1999, Mr. Kohn has served as Chairman and Chief Executive Officer of Laugh.com, Inc., a privately-held record company. From July 2000 until June 2001, Mr. Kohn was a member of the board of directors of GlobalNet, Inc., an international telecommunications service. Mr. Kohn is a co-founder of EMusic.com Inc., a provider of downloadable music over the Internet, and served as Chairman of the Board and Secretary of EMusic.com Inc. from January 1998 to April 2001 when it was acquired by Vivendi/Universal, Inc. From October 1996 to December 1997, Mr. Kohn was Vice President, Business Development and General Counsel of Pretty Good Privacy, Inc., a developer and marketer of Internet encryption and security software. Mr. Kohn is co-author of the book Kohn On Music Licensing. Mr. Kohn holds a Bachelor of Science degree in Business Administration from California State University at Northridge and a law degree from Loyola Law School. Age: 47.

Robert Dickerson

Mr. Dickerson has served as a director of Borland since June 2000. Since April 2001, Mr. Dickerson, has served as the President and Chief Executive Officer of Pacific Edge Software, Inc., a provider of enterprise portfolio management solutions. From March 2000 to April 2001, Mr. Dickerson was a private investor. From April 1997 to March 2000, Mr. Dickerson served as Senior Vice President and General Manager for Products for Rational Software Corporation, an Internet software tools company which was acquired by IBM in 2003. From March 1995 to April 1997, he was Vice President of Marketing and a General Manager for several business units at Pure Atria Corporation, a primarily UNIX software company. Mr. Dickerson holds an M.B.A. from the Harvard Business School, and a Bachelor degree in Electrical Engineering from the University of Houston. Age: 47.

CLASS II DIRECTORS WITH A TERM EXPIRING AT THE 2006 ANNUAL MEETING

Dale L. Fuller

Mr. Fuller has served as our President and Chief Executive Officer since December 2000, and as Interim President and Chief Executive Officer from April 1999 to December 2000. He has been a director of Borland since April 1999. Prior to joining Borland, Mr. Fuller was a private investor from 1998 to 1999. From 1996 to 1998, Mr. Fuller served as Chief Executive Officer at WhoWhere? Inc., a leading Internet site, which was sold to Lycos in 1998. Prior to joining WhoWhere?, Mr. Fuller served as General Manager and Vice President of the PowerBooks Division at Apple Computer, Inc., a personal computer manufacturer. Prior to joining Apple Computer, Mr. Fuller served as General Manager and Vice President of the Portables Division at NEC Corporation, a personal computer manufacturer, from 1993 to 1995. Age: 45.

William K. Hooper

Mr. Hooper has served as a director of Borland since May 1999. Mr. Hooper has served as the President of the Woodside Hotels and Resorts Group Services Corporation and Monterey Plaza Hotel Corporation since 1993. Mr. Hooper also serves as an advisor to Acuity II Ventures, a venture capital investment fund. From 1982 to 1985, Mr. Hooper was a consultant with McKinsey and Company, a leading business management consulting firm. In 1985, Mr. Hooper joined Woodside Hotels as Executive Vice President and in 1993 he was appointed President. Mr. Hooper is a graduate of the Stanford Graduate School of Business and a graduate of Dartmouth College. Age: 48.

Charles J. Robel

Mr. Robel has served as a director of Borland since April 30, 2003. Since June 2000, Mr. Robel has served as a General Partner and Chief Operating Officer for Hummer Winblad Venture Partners, a venture capital fund focused on software companies. From 1985 until 2000, Mr. Robel was a partner with PricewaterhouseCoopers LLP, and worked with a number of companies in business, financial and operational matters. Mr. Robel received a Bachelor of Science in Accounting from Arizona State University. Age: 54.

HOW ARE DIRECTORS COMPENSATED?

Other than as provided below, there were no other arrangements pursuant to which any director was compensated during the year ended December 31, 2003 for service as a director.

Fees

We pay cash fees to each non-employee director for his or her services. Fees paid include an annual retainer of $20,000 and a flat fee, subject to certain fee caps described below, for attendance at each meeting of our board of directors and for attendance at each meeting of a board committee on which they serve as follows:

Regularly Scheduled Board of Directors Meeting
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Special Telephonic Board Meetings (fees limited to 10 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Audit Committee Meetings (fees limited to 10 meetings per year)
Non-employee Director	$2,000 per meeting
Chairman	$3,000 per meeting

Compensation Committee Meetings (fees limited to 6 meetings per year)
Non-employee Director	$1,000 per meeting
Chairman	$1,500 per meeting

Corporate Governance Committee Meetings (fees limited to 4 meetings per year)
Non-employee Director	$1,000 per meeting ($500 per meeting effective October 22, 2003)
Chairman	$1,500 per meeting ($750 per meeting effective October 22, 2003)

Nominating Committee Meetings (fees limited to 4 meetings per year)
Non-employee Director	$500 per meeting (effective October 22, 2003)
Chairman	$750 per meeting (effective October 22, 2003)

The sole employee director receives no additional cash compensation for his service on our board or any board committee. All directors are reimbursed for their expenses in connection with their service on the board and its committees.

Stock Options

Under the automatic option grant program in effect under our 2002 Stock Incentive Plan, eligible non-employee members of our board of directors receive a series of option grants over their period of board service. Those option grants are as follows:

Initial Grant.    At the time of his or her initial election or appointment to the board, each new non-employee board member receives an option grant for 30,000 shares of our common stock, provided such individual has not previously been in our employ.

Annual Grant.    On the first trading day in July each year, each individual who is at that time serving as a non-employee board member receives one or more automatic stock option grants in accordance with the following formula:

(i) Each non-employee board member on that annual grant date receives an option for 12,500 shares of our common stock, except that the chairperson of our board of directors receives an option grant for 17,500 shares.

(ii) Each non-employee board member who is serving as a member of any of our board committees also receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving on the annual grant date.

(iii) Each non-employee board member who is also serving as the chairperson of any of board committee at that time receives an additional option grant for 1,000 shares of our common stock for each committee on which he or she is serving as chairperson on the annual grant date.

There is no limit on the number of annual option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in our employ are eligible to receive one or more annual grants over their period of board service.

Each automatic grant has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of ten years, subject to earlier termination upon the later of (i) twelve months after the date of the optionee’s cessation of board service for any reason or (ii) three months after the date the optionee is first free to sell the option shares without contravention of applicable federal and state securities laws. Each automatic option is immediately exercisable for all of the option shares. However, any shares purchased under such option will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, should the optionee cease board service prior to vesting in those shares.

The shares subject to each initial and annual automatic option grant vest as follows: one-third of those option shares vest upon the optionee’s completion of one year of board service measured from the grant date of that option, and the remaining option shares vest in a series of twenty-four successive equal monthly installments upon the optionee’s completion of each of the next twenty-four months of continued board service thereafter. However, the shares subject to each initial and annual option grant vest in full on an accelerated basis should we experience certain changes in control or ownership or should the optionee die or become disabled during his or her period of board service.

In 2003, current non-employee directors were granted the following options:

Name	Number of Option Shares
William F. Miller	20,500
William K. Hooper	16,500
Robert Dickerson	13,500
Robert H. Kohn	14,500
Charles J. Robel	46,500
Laura S. Unger	16,500

HOW MANY MEETINGS HAVE THE BOARD OF DIRECTORS AND ITS COMMITTEES HELD?

Our board of directors has standing audit, compensation, corporate governance and nominating committees. During fiscal year 2003, the board held 7 meetings and its committees collectively held a total of 29 meetings. During our fiscal year ended December 31, 2003, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board (held during the period in which he or she has been a director) and (2) the total number of meetings held by all committees of the board upon which such director served (during the periods that he or she served).

The following table sets forth the committees of the board, the number of meetings held by the board and its committees and the membership of each committee during the year ended December 31, 2003.

MEMBERSHIP ROSTER

Name	Board	Audit	Compensation	Corporate Governance	Nominating(1)
Robert Dickerson	X			X
Dale L. Fuller	X
William K. Hooper	X	X	X		X
Robert H. Kohn(2)	X	X		X
William F. Miller	X	X	X		X
Charles J. Robel(3)	X	X	X		X
Laura S. Unger	X		X	X	X
Meetings held in 2003	7	16	8	5	0

(1)	The nominating committee was formed on June 11, 2003 and held no formal meetings in 2003. Prior to its formation, the corporate governance committee was responsible for, and attended to, matters relating to the director nomination process and other related matters. The nominating committee members held several informal discussions among themselves and other board members following the formation of the nominating committee.
(2)	Mr. Kohn served on the audit committee from January 2003 until June 2003, and was appointed to the corporate governance committee in June 2003.
(3)	Mr. Robel joined the board in April 2003 and was appointed to serve on the audit and compensation committees in June 2003.

INFORMATION CONCERNING DIRECTOR INDEPENDENCE AND BOARD COMMITTEES

Our board of directors has determined that each of Robert Dickerson, William K. Hooper, Robert H. Kohn, William F. Miller, T. Michael Nevens, Charles J. Robel and Laura S. Unger is an independent director under the Nasdaq listing standards.

Each of our board committees is governed by a charter, a current copy of which is available on our corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Board committee charters are also available in print to stockholders upon request, addressed to the Corporate Secretary, at 100 Enterprise Way, Scotts Valley, CA 95006-3249.

Audit Committee

Our audit committee currently consists of Charles J. Robel (Chairman), William F. Miller and William K. Hooper, each of whom is an independent director under the Nasdaq listing standards. The board of directors has determined that Mr. Robel is an “audit committee financial expert” as such term is defined in applicable rules and regulations based on, among other things, his education and experience as a public accountant and partner of a venture capital fund. Mr. Robel served as a partner with PricewaterhouseCoopers LLP from 1985 until 2000. The formal report of our audit committee can be found on page 22 of this proxy statement and a copy of the audit committee’s charter is attached as Annex B to this proxy statement. The audit committee’s responsibilities include, among other things:

•	the oversight of the quality of our financial statements and our compliance with legal and regulatory requirements;

•	the selection, evaluation and oversight of our independent accountants, including conducting a review of their independence, determining funding for our independent accountants, overseeing the independent accountants’ audit work, and reviewing and pre-approving any non-audit services that may be performed by them;

•	the oversight of annual audit and quarterly reviews, including review of our consolidated financial statements, our critical accounting policies and the application of accounting principles and any material related-party transactions; and

•	the oversight of financial reporting process and internal controls, including a review of the adequacy of our accounting and internal controls and procedures.

Compensation Committee

Our compensation committee currently consists of William K. Hooper (Chairman), William F. Miller, Charles J. Robel and Laura S. Unger, each of whom is an independent director under the Nasdaq listing standards. The formal report of our compensation committee can be found on page 30 of this proxy statement. Our compensation committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer. Our compensation committee’s responsibilities include, among other things:

•	approving the salaries and other compensation of executive officers and other key employees;

•	approving change in control agreements and accelerated vesting of stock;

•	administering our employee and management incentive plans, including both cash and equity plans;

•	overseeing guidelines regarding grants of stock options and other awards, and approving grants to all executive officers, other key employees, and outside of the guidelines; and

•	advising the board on Borland’s compensation, incentive compensation and employee benefit plans, including adoption or amendment of all stock plans and adoption of company-wide bonus plans, merit and promotional increase programs, profit sharing plans, incentive compensation plans and retirement plans.

Corporate Governance Committee

Our corporate governance committee currently consists of Robert H. Kohn (Chairman), Robert Dickerson and Laura S. Unger, each of whom is an independent director under the Nasdaq listing standards. The purpose of corporate governance committee is to oversee corporate governance and other organizational matters. The corporate governance committee’s responsibilities include, among other things:

•	monitoring developments and compliance with the Sarbanes-Oxley Act of 2002 and related rules and regulations adopted by the SEC and the NASD;

•	monitoring our overall corporate governance and corporate compliance program;

•	reviewing and adopting policies governing the qualification and composition of the board of directors;

•	serving as a forum for ideas and suggestions to improve the quality of stewardship provided by the board;

•	recommending remuneration for non-employee board members;

•	reviewing and making recommendations to the board regarding board structure, including establishing criteria for committee membership, recommending process for new board member orientation, and reviewing and monitoring the performance of incumbent directors;

•	recommending to the board action with respect to implementing resignation, retention and retirement policies of the board;

•	reviewing the role and effectiveness of the board, the respective board committees and the directors in Borland’s corporate governance process; and

•	reviewing and making recommendations to the board regarding the nature and duties of board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the board.

Nominating Committee

Our nominating committee currently consists of Laura S. Unger (Chairman), William K. Hooper, William F. Miller and Charles J. Robel, each of whom is an independent director under the Nasdaq listing standards. The purpose of the nominating committee is to identify, screen and recommend to the board of directors qualified candidates to serve as directors. The nominating committee’s responsibilities include, among other things:

•	reviewing qualified candidates to serve as directors;

•	aiding in attracting qualified candidates to serve on the board of directors;

•	considering, reviewing and investigating (including with respect to potential conflicts of interest of prospective candidates) and either accepting or rejecting candidates suggested by Borland’s stockholders, directors, officers, employees and others; and

•	recommending to the full board of directors nominees for new and vacant positions on the board of directors and providing profiles of the qualifications of the candidates.

The nominating committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the nominating committee will take into consideration the needs of the board and the qualifications of the candidate. The nominating committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Borland stock, including the number of shares owned and the length of time of ownership; and

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the company and the person’s consent to be named as a director if selected by the nominating committee and nominated by the board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 100 Enterprise Way, Scotts Valley, CA 95006-3249 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

The nominating committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of the company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the nominating committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the board, and independence from management and the company. The nominating committee also seeks to have the board represent a diversity of backgrounds and experience.

The nominating committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The committee looks for persons meeting the criteria above, and takes note of individuals who have had a change in circumstances that might make them available to serve on the board–for example, retirement as a CEO or CFO of a public company– and, in particular, business and civic leaders in the communities in which our facilities are located. The nominating committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.

Once a person has been identified by the nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating committee determines that the candidate warrants further consideration by the committee, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the nominating committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The committee may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, committee members may conduct a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Mr. Nevens, who was appointed to our board of directors in February 2004, was recommended to the nominating committee by William F. Miller, Chairman of the Board.

Stockholder Communications with Directors

The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 100 Enterprise Way, Scotts Valley, CA 95066-3249.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors.

Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Director Attendance at Annual Meeting

It is our policy that each of our directors attend the annual meeting. All of our directors were in attendance at the 2003 Annual Meeting.

CORPORATE GOVERNANCE

We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education, management succession, and executive session. The board’s current practice is to an hold executive session of its independent directors at least once a quarter. A copy of the corporate governance guidelines may be found at the corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.”

We have adopted a senior officer code of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Worldwide Controller. The code is available on our website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance.” Amendments to, and waivers from, the senior officer code of conduct will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards.

In accordance with the Sarbanes-Oxley Act of 2002, the audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of the company’s employee code of conduct or other company policy and to report any ethical concerns.

STOCKHOLDER SOLICITATION

On December 31, 2003, Management Insights, Inc., a privately-held corporation controlled by C. Robert Coates, informed us that it was submitting a proposed resolution and supporting statement for consideration by our stockholders at the annual meeting. The proposal requests that our board take the necessary steps to declassify the board so that all directors are elected annually. In accordance with applicable federal proxy rules, that proposal and supporting statement are included in this proxy statement as Proposal No. 2. As discussed in more detail under “Proposal No. 2—Statement of Board of Directors,” the board has determined not to oppose the proposal and is making no voting recommendation to stockholders with respect to the proposal.

By letter dated January 22, 2004, Mr. Coates furnished us with written notice that he was nominating himself for election to our board of directors at the annual meeting as a Class III director. On January 26, 2004, Mr. Coates filed with the Securities and Exchange Commission documents purporting to be a preliminary proxy statement and a preliminary form of proxy to be used in his solicitation of proxies to elect himself as a director of Borland.

By letter dated February 5, 2004, Mr. Coates requested that our board of directors “give serious consideration to endorsing my nomination for the upcoming seat on The Board of Directors.”

On February 13, 2004, our board of directors, at a telephonic meeting which included all members of the nominating committee, discussed the stockholder proposal submitted by Management Insights, Mr. Coates’ notice that he was nominating himself to stand for election as a director and Mr. Coates’ request set forth in his letter dated February 5, 2004. Immediately after the board meeting, our counsel sent a letter to Mr. Coates’ counsel, stating: “At the request of the nominating committee, I invite you to furnish me as soon as possible with any written information Mr. Coates may wish the nominating committee to consider. All such information furnished to me will be promptly forwarded to the nominating committee.”

When neither Mr. Coates nor his counsel responded to the letter, on February 20, 2004, our counsel telephoned Mr. Coates’ counsel to inquire whether any information would be furnished by Mr. Coates. On February 23, 2004, Mr. Coates’ counsel furnished to our counsel certain information prepared by Mr. Coates, and this information was promptly forwarded to the nominating committee. In his letter, Mr. Coates’ counsel also inquired as to the “type of information that would assist the nominating committee in its consideration of Mr. Coates’ nomination.”

The nominating committee, at a meeting on February 24, 2004, considered, among other things, the information prepared by Mr. Coates. As part of its process of considering Mr. Coates as a potential nominee, the nominating committee invited him to speak by telephone conference call with its Chairman, Laura S. Unger, and another of its members, Charles S. Robel. In addition, in response to the inquiry from Mr. Coates’ counsel in his letter dated February 23, 2004, the nominating committee requested our counsel to identify to Mr. Coates’ counsel the type of information that Mr. Coates might wish to furnish the nominating committee. This was done by letter dated February 25, 2004. The type of information identified by the nominating committee is in accordance with a policy recently adopted by the nominating committee with respect to its consideration of the qualifications of potential board nominees, and such qualifications are identified in this proxy statement under “Information Concerning Director Independence and Board Committees—Nominating Committee.”

On March 1, 2004, the nominating committee met. Since at that time Mr. Coates had furnished no additional information to the committee, consideration of Mr. Coates as potential nominee was deferred.

Later in the day on March 1, 2004, Mr. Coates furnished the nominating committee with a memorandum, setting forth his reasons as to why he believed he should be a director of Borland, and accepted the committee’s invitation to speak with Ms. Unger and Mr. Robel.

On March 2, 2004, Ms. Unger and Mr. Robel spoke with Mr. Coates by telephonic conference call for approximately one hour.

On March 5, 2004, the nominating committee met to consider Mr. Coates’ request that his nomination as director be endorsed by Borland’s board of directors. Ms. Unger and Mr. Robel reported to the nominating committee on their telephonic conference call with Mr. Coates, and the committee discussed the written materials furnished by Mr. Coates on March 1, 2004. After following its regular procedures for the review and consideration of potential nominees, the nominating committee, meeting in executive session, unanimously determined to recommend to the board of directors that Mr. Coates not be nominated by the board to stand for election as a director at Borland’s 2004 annual meeting of stockholders.

On March 5, 2004, at a meeting of our board of directors, the nominating committee reported to the board its recommendation regarding Mr. Coates. The board, acting upon the recommendation of the nominating committee, determined not to nominate Mr. Coates to stand for election as a director.

The nominating committee’s regular procedures for the review and consideration of potential nominees are discussed in this proxy statement under “Information Concerning Director Independence and Board Committees—Nominating Committee” and include, among others, requesting information from, and reviewing information furnished by, the potential nominee and reviewing the potential nominee’s accomplishments and qualifications, and may include conducting one or more interviews with the potential nominee, either in person, telephonically or both. In making its recommendation to the board of directors with respect to Mr. Coates as described above, the nominating committee concluded, among other things, that Mr. Coates did not have sufficient relevant expertise in business, financial, software or governance matters or relevant experience in key areas that would be of benefit to Borland, a multinational enterprise software company. In addition, except for serving for a relatively brief period as a director of Borland during 1999 and 2000 as discussed below, Mr. Coates informed the nominating committee that he has had no experience serving as a director of a public company. The nominating committee considered information concerning Mr. Coates provided by three current directors (two of whom are members of the nominating committee) who served as directors of Borland during the period that Mr. Coates was a member of Borland’s board. The nominating committee also considered the fact that Mr. Coates is the beneficial owner of approximately 2.9% of Borland’s outstanding shares, but did not believe that he should be recommended to serve as a director based solely on his beneficial ownership of Borland stock.

Mr. Coates previously was a member of Borland’s board of directors for a period of eight months, from June 4, 1999 until February 6, 2000. In April 1999, Mr. Coates, as he has done this year, nominated himself as a director and indicated to Borland an intention to solicit proxies in support of his election to the board. Shortly thereafter, Borland entered into an agreement with Mr. Coates and Management Insights, pursuant to which Borland nominated Mr. Coates to stand for election to the board at its 1999 annual meeting of stockholders and Mr. Coates and Management Insights agreed to certain “standstill” provisions continuing in effect through our 2000 annual meeting of stockholders. The “standstill” provisions included, among other things, prohibitions against engaging in any solicitation of proxies or consents; initiating any stockholder proposals; forming, joining or participating in any “group” (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended); acting or seeking to control or influence the management, board or policies of Borland; seeking representation on the board or removal of any member of the board; making any publicly disclosed proposal or entering into any discussion regarding any of the foregoing, or making or disclosing any request to waive or terminate any provision of the agreement; or taking any action inconsistent with the foregoing. The agreement provided that none of its restrictions would prohibit Mr. Coates from engaging in lawful acts in his fiduciary capacity as a director of Borland. Under the agreement, Mr. Coates and Management Insights agreed to support and vote for the election of the board’s slate of nominees (including Mr. Coates) at the 1999 annual meeting of stockholders, agreed to withdraw a stockholder proposal previously submitted by Management Insights, and agreed to support and vote for the board’s slate of nominees at the 2000 annual meeting of stockholders. On February 6, 2000, Mr. Coates, without providing any notice or reason, resigned as a director.

In 1999, the board nominated Mr. Coates in order to avoid the cost and distraction of a potential proxy contest, and in recognition of the benefits to Borland provided for in the agreement described in the preceding paragraph. This year, the board determined not to nominate Mr. Coates for the reasons described above.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE BOARD’S THREE NOMINEES IDENTIFIED ABOVE.

PLEASE SIGN, DATE AND RETURN THE WHITE PROXY CARD IN THE ENCLOSED

POSTAGE-PAID ENVELOPE. WE URGE YOU TO NOT SIGN OR RETURN ANY PROXY CARD

THAT C. ROBERT COATES OR HIS CONTROLLED COMPANY, MANAGEMENT INSIGHTS,

MAY SEND TO YOU.

PROPOSAL NO. 2

STOCKHOLDER PROPOSAL TO ELECT DIRECTORS ANNUALLY

Management Insights, Inc., a corporation controlled by C. Robert Coates, P.O. Box 802861, Dallas, TX 75380-2861, has advised us that it intends to present the following resolution at the annual meeting. Mr. Coates has informed us that Management Insights is the beneficial owner of 1,137,000 shares of Borland common stock. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below:

“RESOLVED: The stockholders of Borland Software Corporation request that the board of directors take the necessary steps in accordance with Delaware law to declassify the board of directors so that all directors are elected annually and that the Company’s certificate of incorporation and bylaws be amended accordingly.

SUPPORTING STATEMENT BY MANAGEMENT INSIGHTS, INC.

The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. Patrick McGurn, Senior Vice President and Special Counsel of Institutional Shareholder Services (ISS), published an article titled “Classification Cancels Corporate Accountability” in the December, 2002 Stanford Law Review. In it he says: “Annual elections of the entire board promote accountability. They also foster communications between investors and their elected representatives, directors. In this post-Enron environment, it is crucial that shareholders have the means to insure that boards are not asleep at the switch.” In addition, former CalPERS CEO James Burton has stated support of annual elections as opposed to partial elections by saying that: “A staggered board structure shields directors from those to whom they are accountable—their shareowners.”

Borland’s “staggered” board of directors is divided into three classes, with approximately one-third of the directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and on each director individually. We believe that the annual election of directors is one of the best methods available to stockholders to ensure that the Company will be managed in a manner that is in their interests.

The current incumbent board and management of Borland have not realized the full potential of the company, as is reflected in Borland’s three straight quarters of negative earnings and its woeful stock market performance this year. As of December 26, 2003, the NASDAQ Stock index was up 47.7% and the NASDAQ Computer Index was up 47.9%. In contrast, the market price of Borland’s common stock was down 20.8% for the same period. It is time to make the board accountable to the stockholders.

We urge shareholders to vote in favor of this proposal.”

*************

STATEMENT OF BOARD OF DIRECTORS

Borland’s board of directors has considered the proposal set forth above relating to the declassification of the board, and has determined not to oppose the proposal and to make no voting recommendation to stockholders. The proposal, which is advisory in nature, would constitute a recommendation to the board if approved by stockholders. The board recognizes that staggered terms for directors is a controversial topic, and believes that there are valid arguments in favor of, and in opposition to, classified boards. The board wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation the board might make.

Supporters of classified boards often argue, among other things, that a classified board can promote stability and continuity of leadership, and enhance a board’s ability to respond to certain types of takeover bids by making it more difficult for an unsolicited bidder to gain control of a company. Opponents of classified boards often make arguments such as those set forth above in the proponent’s supporting statement.

Approval of this proposal requires the affirmative vote of a majority of Borland’s shares present at the annual meeting and entitled to vote. Such approval would not, by itself, eliminate the classified board. In order to eliminate the classified board, Delaware law requires that the board of directors and the holders of more than 50% of Borland’s outstanding stock approve an amendment to Borland’s Restated Certificate of Incorporation. The board will abide by the vote of stockholders on the declassification proposal. If stockholders approve the proposal at this year’s annual meeting, the board will present for a vote of stockholders at next year’s annual meeting an amendment to the Restated Certificate of Incorporation that, if approved, would eliminate the classified board.

If stockholders return a validly executed proxy solicited by the board of directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the board are to be voted on this proposal, such shares will be counted as abstentions. Under Delaware law and Borland’s bylaws, abstentions will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS IS NOT OPPOSING THIS PROPOSAL AND MAKES

NO VOTING RECOMMENDATION TO STOCKHOLDERS.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT ACCOUNTANTS

On March 5, 2004, our board, acting upon the recommendation of the audit committee, selected PricewaterhouseCoopers LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP, or a predecessor firm, has audited our consolidated financial statements since the fiscal period ended March 31, 1987. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our bylaws or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee of the board, which at that time will have the exclusive authority to engage our independent accountants, will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of Borland and its stockholders.

Independent Accountant’s Fees

Fiscal Years 2002 & 2003

For the fiscal years ended December 31, 2002 and December 31, 2003, the total fees paid to our independent accountants, PricewaterhouseCoopers, LLP, were as follows:

	2003	2002
Audit Fees(1)	$1,006,024	$768,631
Audit-Related Fees(2)	344,432	170,180
Tax Fees(3)	704,540	392,851
All other Fees	—	—

Total	$2,054,996	$1,331,662

(1)	Fees for professional services rendered in connection with the audit of Borland’s annual financial statements for the fiscal years ended December 31, 2002 and December 31, 2003, respectively, including income tax provision procedures, the reviews of the financial statements included in Borland’s Forms 10-Q, overseas statutory audits, consents to SEC filings, and assistance with review of documents filed with the SEC.
(2)	Fees for professional services rendered in connection with audit-related services relating to accounting assistance and audits in connection with acquisitions.
(3)	Fees for professional services rendered in connection with tax services consisting of tax compliance, tax advice and tax planning. Aggregate fees for tax compliance services rendered including assistance in the preparation of Borland’s U.S. federal, state and local tax returns as well as international subsidiaries returns in eleven countries, tax audits and appeals, and tax services for employee benefit plans were $174,982 and $93,188 for 2003 and 2002, respectively. Other tax services including tax advice related to mergers and acquisitions, restructuring of foreign operations, global equity compensation matters and transfer pricing were $529,558 and $299,663 for 2003 and 2002, respectively.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise their independence in performing their audit services. The audit committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” RATIFICATION OF THE SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS.

AUDIT COMMITTEE REPORT AND DISCLOSURES

The audit committee of the board of directors provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Borland. Among other things, the audit committee reviews and discusses with management and with Borland’s outside accountants the results of the year-end audit of Borland, including the audit report and audited financial statements.

All members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to the Nasdaq listing standards.

In connection with its review of Borland’s audited financial statements for the fiscal year ended December 31, 2003, the audit committee reviewed and discussed the audited financial statements with management, and discussed with PricewaterhouseCoopers LLP, Borland’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence from Borland. The audit committee has determined that the provision of non-audit services rendered by PricewaterhouseCoopers LLP to Borland is compatible with maintaining the independence of PricewaterhouseCoopers LLP from Borland.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Borland’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003, for filing with the SEC.

The audit committee has adopted a written charter that is attached as Annex B to this proxy statement. The charter was amended during the 2003 fiscal year in response to new regulatory requirements, including the Sarbanes-Oxley Act of 2002 and related rules and regulations issued by the SEC and Nasdaq. A copy of the audit committee charter is also available on our corporate website at www.borland.com under the headings “Company/Investor Relations/Corporate Governance” and in print upon request addressed to the Corporate Secretary at our corporate address.

During the 2003 fiscal year, the audit committee met with management and Borland’s independent accountants and received the results of audit examination, evaluations of Borland’s internal controls and the overall quality of Borland’s financial organization and financial reporting. The committee believes that a candid, substantive and focused dialogue with the independent accountants is fundamental to the committee’s responsibilities. To support this belief, the committee periodically meets separately with the independent accountants without the members of management present.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Borland specifically incorporates it by reference into such filing.

Audit Committee:

Charles J. Robel (Chairman)

William F. Miller

William K. Hooper

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our board and serve at the discretion of our board. Set forth below is information regarding our current executive officers:

Name	Position	Age
Dale L. Fuller(1)	President and Chief Executive Officer	45
Scott Arnold	Executive Vice President and Chief Operating Officer	40
Brian W. Elloy	Senior Vice President of Software Products	36
Kenneth R. Hahn	Senior Vice President and Chief Financial Officer	37
Timothy J. Stevens	Senior Vice President, General Counsel and Corporate Secretary	37
Matthew A. Thompson	Senior Vice President of Worldwide Sales	45

(1)	Mr. Fuller’s biographical information is provided above as a director.

Scott Arnold

Mr. Arnold joined Borland in November 2003 as Executive Vice President and Chief Operating Officer. From 1988 to October 2003, Mr. Arnold served as a partner with McKinsey and Company, a leading business management consulting firm. At McKinsey, Mr. Arnold gained broad experience in operations and strategy through his fifteen years of service to senior technology executives including sustained work with leading enterprise software companies. He most recently led the firm’s Technology practice on the West Coast and previously held several leadership roles in the Global High Tech and Telecoms practices. Mr. Arnold holds an M.B.A. from the Stanford Graduate School of Business and a degree in Electrical Engineering from Duke University.

Brian W. Elloy

Mr. Elloy joined Borland in October 2002 as Vice President and General Manager of the Enterprise Business Unit. In August 2003, he was promoted to Senior Vice President of Software Products, and is responsible for all product and solutions development for the company. From July 2001 to October 2002, Mr. Elloy served as Senior Vice President Product Development for diCarta Inc., a provider of enterprise contract management software solutions. From March 1999 to July 2001, Mr. Elloy was a Vice President of Applications Product Development for Oracle Corporation, a leading software provider, prior to which he served as Oracle’s Senior Director of Technology from January 1996. Mr. Elloy holds a bachelor’s degree in Information Systems from the Curtin University of Technology, Perth, Western Australia.

Kenneth R. Hahn

Mr. Hahn joined Borland in October 2002 as Senior Vice President and Chief Financial Officer. Prior to joining Borland, Mr. Hahn was Senior Vice President, Chief Financial Officer and Secretary of Extensity, Inc., which was then a publicly-traded enterprise software company in the employee relationship management space and which was acquired by Geac Computer Corporation Limited. He also held the positions of Vice President of Finance and Corporate Controller during his employment at Extensity from January 1998 to September 2002. Prior to Extensity, Mr. Hahn was a strategy consultant with the Boston Consulting Group, providing advisory services to Fortune 500 and high technology companies from October 1995 to December 1997. He began his career with PricewaterhouseCoopers LLP, where he completed his five year tenure in the position of audit manager. Mr. Hahn holds an M.B.A. from the Stanford Graduate School of Business, where he was named an Arjay Miller Scholar. He received a bachelor of arts, summa cum laude, in business administration from California State University, Fullerton. Mr. Hahn is a Certified Public Accountant and a Certified Management Accountant.

Timothy J. Stevens

Mr. Stevens joined Borland in October 2003 as Senior Vice President, General Counsel and Corporate Secretary. From 1997 to 2003, Mr. Stevens worked at Inktomi Corporation, a network infrastructure software provider, in a variety of legal and business roles, including General Counsel, General Manager and Senior Vice President of Business Development. From 1991 to 1997, Mr. Stevens was a corporate attorney at Wilson Sonsini Goodrich & Rosati P.C. Mr. Stevens serves as a member of the board of directors of privately-held Fios, Inc., a leading provider of electronic discovery and litigation readiness services. Mr. Stevens holds a law degree, graduating order of the coif, from the University of California, Davis School of Law. He received bachelor of science degrees in finance and management, summa cum laude, from the University of Oregon.

Matthew A. Thompson

Mr. Thompson joined Borland in October 2003 as Senior Vice President of Worldwide Sales. Prior to joining Borland, Mr. Thompson was Vice President of Worldwide Sales and Field Operations for Marimba, Inc., a provider of products and services for software change and configuration management, from February 2001 to January 2003. From July 2000 to January 2001, Mr. Thompson was Vice President of Worldwide Sales for Calico Commerce, Inc., a provider of eBusiness applications. Prior to joining Calico, Mr. Thompson spent six years at Cadence Design Systems, a provider of electronics design technologies. While at Cadence, from January 1998 to June 2000, Mr. Thompson served as Senior Vice President, Worldwide Sales and Field Operations and from April 1994 to January 1998 as Vice President, Worldwide Professional Services. Mr. Thompson holds a bachelor of science degree in marketing from Northern Illinois University, DeKalb.

EXECUTIVE OFFICER COMPENSATION

The following table shows, for the fiscal years ended December 31, 2001, 2002 and 2003, information about the compensation received or earned by our Chief Executive Officer, our two other most highly compensated executive officers serving as such on December 31, 2003 and whose total salary and bonus for fiscal 2003 exceeded $100,000 (no other executive officer’s salary and bonus for 2003 exceeded $100,000), and two former executive officers who would have been listed but for the fact that they were no longer serving as executive officers on December 31, 2003. As used in this proxy statement, the term “Named Executive Officers” means all persons identified in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

	Annual Compensation								Long-Term Compensation Awards
Name and Principal Position	Year		Salary($)		Bonus($)		Other Annual Compensation($)		Restricted Stock Awards(1)(#)	Securities Underlying Options (#)	All Other Compensation($)
Dale L. Fuller President and Chief Executive Officer	2003 2002 2001		900,000 533,077 600,000	(4)	300,000 410,000 600,000		137,818 — —	(2)	— — —	— — —	5,970 5,044 5,580	(3)

Brian W. Elloy Senior Vice President of Software Products	2003 2002 2001	(7)	220,727 38,769 —		19,583 20,000 —		6,642 — —	(5)	25,000 — —	50,000 90,000 —	405 67 —	(6)

Kenneth R. Hahn Senior Vice President and Chief Financial Officer	2003 2002 2001	(10)	280,000 54,923 —		63,445 10,525 —		65,904 74,305 —	(8) (11)	50,000 — —	25,000 300,000 —	61,184 85,610 —	(9)

Douglas W. Barre (12) Senior Vice President of Special Projects, Former Senior Vice President and Chief Operating Officer	2003 2002 2001		304,628 350,000 350,000		98,782 104,732 76,505		37,584 — —	(13)	— — —	— 100,000 100,000	7,551 7,716 7,331	(14)

Keith E. Gottfried (15) Senior Vice President of Corporate Affairs, Former Senior Vice President, General Counsel, Corporate Secretary and Chief Legal Officer	2003 2002 2001		300,000 300,000 300,000		205,108 95,108 71,015	(16)	26,586 — —	(5)	— — —	— 100,000 100,000	5,932 13,804 37,819	(17)

(1)	No shares of restricted stock were awarded to the Named Executive Officers in 2001 or 2002. In 2003, 25,000 and 50,000 shares were awarded to Messrs. Elloy and Hahn, respectively, pursuant to the provisions of the Stock Issuance Program under the stockholder-approved 2002 Stock Incentive Plan. The restricted stock vests annually over five years subject to continued employment as follows: 5% on November 3, 2004, 10% on November 3, 2005, 15% on November 3, 2006, 20% on November 3, 2007 and the remaining 50% on November 3, 2008. No other Named Executive Officer has any shares of restricted stock. The value of the restricted stock held by Messrs. Elloy and Hahn, based on a December 31, 2003 per share closing price of $9.73, was $243,250 for Mr. Elloy and $486,500 for Mr. Hahn. The restricted shares held by Messrs. Elloy and Hahn are not eligible to receive dividends.
(2)	Represents a payment of $129,946 for accrued but unused vacation, and $7,872 for travel expenses for his family incurred in accompanying him to a business meeting with Borland personnel, of which $4,129 represents a tax gross up.
(3)	Represents employer matching contributions to the 401(k) Plan in the amount of $5,250 and group term life insurance premiums paid by Borland in the amount of $720.
(4)	In the second quarter of 2002, Borland and Mr. Fuller agreed that, solely for that quarter, his base salary would be reduced consistent with tying his compensation to Borland’s performance.
(5)	Represents a payment for accrued but unused vacation.
(6)	Represents group term life insurance premiums paid by Borland.
(7)	Mr. Elloy’s employment began on October 28, 2002. The amounts shown for 2002 were paid in respect to service between October 28, 2002 and December 31, 2002.
(8)	Represents a tax gross up with respect to relocation bonus and expenses of $52,740 and a payment in the amount of $13,164 for accrued but unused vacation.
(9)	Represents employer-matching contributions to the 401(k) Plan in the amount of $6,000, group term life insurance premiums paid by Borland in the amount of $432 and relocation expenses of $54,752.
(10)	Mr. Hahn’s employment began on October 22, 2002. The amounts shown for 2002 were earned in respect to service between October 22, 2002 and December 31, 2002.
(11)	Represents a tax gross up with respect to relocation bonus and expenses.

(12)	Mr. Barre resigned as Senior Vice President and Chief Operating Officer and assumed the position of Senior Vice President of Special Projects as of October 2003 and is party to a separation agreement as described under “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. In his new position, the board of directors determined that Mr. Barre was no longer an officer subject to the requirements of Section 16 of the Exchange Act.
(13)	Represents a payment of $34,643 for accrued but unused vacation, $2,821 for travel expenses for his family incurred in accompanying him to a business meeting with Borland personnel, of which $1,008 represents a tax gross up, and $120 for gym membership fees.
(14)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,760 and group term life insurance premiums paid by Borland in the amount of $1,791.
(15)	Mr. Gottfried assumed the position of Senior Vice President of Corporate Affairs as of October 2003. Effective October 2003, our board of directors determined that Mr. Gottfried was no longer an officer subject to the requirements of Section 16 of the Exchange Act.
(16)	Includes a one-time bonus of $100,000 awarded in connection with the completion of the acquisitions of TogetherSoft Corporation and Starbase Corporation.
(17)	Represents employer-matching contributions to the 401(k) Plan in the amount of $5,500 and group term life insurance premiums paid by Borland in the amount of $432.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows individual stock option grants made during the fiscal year ended December 31, 2003 to the Named Executive Officers and hypothetical gains for the stock options at the end of their respective ten year terms. In accordance with applicable requirements of the SEC, we have assumed annualized growth rates of the market price of our common stock over the exercise price of the stock option of five percent (5%) and ten percent (10%), running from the date the stock option was granted to the end of the stock option term. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall market conditions and do not represent an estimate of future stock price growth.

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted(2)		Percentage of Total Options Granted to Employees in Fiscal Year(3)	Exercise or Base Price per Share	Expiration Date(4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%	10%
Dale L. Fuller	—		—	—	—	—	—
Brian W. Elloy	50,000	(5)	1.37%	$9.25	11/3/13	$290,864	$737,106
Kenneth R. Hahn	25,000	(6)	0.69%	$9.25	11/3/13	$145,432	$368,553
Douglas W. Barre	—		—	—	—	—	—
Keith E. Gottfried	—		—	—	—	—	—

(1)	We did not grant any stock appreciation rights during the fiscal year ended December 31, 2003.
(2)	Each stock option granted during the year ended December 31, 2003 was granted ten years before the indicated expiration date and has an exercise price equal to the fair market value of our common stock on the date of grant.
(3)	We granted stock options to purchase an aggregate of 3,642,362 shares to employees in the year ended December 31, 2003. The foregoing total excludes options granted to consultants and non-employee directors.
(4)	Stock options may terminate before their expiration date upon the termination of optionee’s status as an employee or consultant or upon the optionee’s death or disability.
(5)	The stock option vests 25% one year from the date of grant and ratably over the next three years on a monthly basis.
(6)	Pursuant to the terms of his employment agreement, should Mr. Hahn’s employment terminate within twelve months after a Change in Control of Borland (as such term is defined in the stock plan and stock option agreement that relate to such option grant), the vesting of these stock options will be accelerated and the options will be exercisable in full. See “Employment Contracts, Termination of Employment and Change in Control Arrangements” below. The stock option vests 25% one year from the date of grant and ratably over the next three years on a monthly basis.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END STOCK OPTION VALUES

The following table shows all stock options exercised by the Named Executive Officers for the fiscal year ended December 31, 2003. The “Value Realized” column reflects the difference between the market value of the underlying securities and the exercise price of the stock options on the actual exercise date. The “Value of Unexercised In-The-Money Options” column reflects the difference between the market value at the end of the fiscal year and the exercise price of in-the-money stock options.

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Year-End(2)		Value of Unexercised In-The-Money Options at Fiscal Year-End(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dale L. Fuller	40,000	$368,700	1,194,158	—	$5,384,135	$—
Brian W. Elloy	0	$0	26,250	113,750	$0	$24,000
Kenneth R. Hahn	0	$0	87,500	237,500	$0	$12,000
Douglas W. Barre	200,000	$667,500	117,337	180,163	$152,840	$426,491
Keith E. Gottfried	172,379	$593,231	77,965	151,843	$68,444	$308,468

(1)	Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.
(2)	Options are subject to acceleration provisions as described in “Employment Contracts, Termination of Employment and Change in Control Arrangements” below.
(3)	Value of options at fiscal year-end is based on the closing price of our common stock on December 31, 2003 on the Nasdaq National Market of $9.73, minus the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE IN CONTROL ARRANGEMENTS

Dale L. Fuller

We are a party to an employment agreement with Dale L. Fuller, dated as of January 1, 2001 and amended July 1, 2003, pursuant to which Mr. Fuller has agreed to serve as our President and Chief Executive Officer at a base salary of $1.2 million per year. If we terminate Mr. Fuller’s employment other than for “cause,” or if Mr. Fuller terminates his employment upon a “constructive termination” of his employment (as such terms are defined in his employment agreement), Mr. Fuller is entitled to any earned but unpaid annual salary or unreimbursed expenses and a lump sum severance payment equal to the sum of his annual base salary. In the event of death or disability, any severance amounts will be reduced (but not below zero) by the proceeds of any company-paid life insurance or long-term disability benefit.

In addition, pursuant to Borland’s Incentive Compensation Plan for Chief Executive Officer for fiscal year 2004, Mr. Fuller is eligible to receive an annual bonus of 100% of his base salary, subject to Borland’s attainment of certain annual revenue and earnings-per-share targets, and up to an additional 50% of his base salary for substantial overachievement of these targets.

The employment agreement also provides for Mr. Fuller to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Fuller from us is subject to the excise tax imposed under Section 4999 of the

Internal Revenue Code of 1986, as amended (the “Code”). The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Fuller may receive. In general, Section 4999 of the Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. However, the Code provides a “safe harbor” from the excise tax if an employee does not receive parachute payments with a value in excess of 2.99 times the employee’s base amount. An employee’s base amount is the average taxable compensation received by the employee from his employer over the five taxable years (or the entire period of employment, if less) preceding the year in which a change in control occurs. A parachute payment is any payment or benefit which is contingent on a change in control. In addition, pursuant to Mr. Fuller’s stock option agreements, (i) the option to purchase 1,000,000 shares granted effective December 29, 2000, may be exercised at any time within the 24 month period following termination of his employment and (ii) the option to purchase 1,000,000 shares granted to Mr. Fuller on April 9, 1999 may be exercised at any time within the 24 month period following termination of his employment provided that, in the event such termination with respect to the April 9, 1999 grant follows a change in control (as defined in the option agreement), Mr. Fuller shall only have three months to exercise the option.

Brian W. Elloy

We are a party to an employment agreement with Brian W. Elloy dated October 18, 2002, as amended on February 23, 2004, pursuant to which Mr. Elloy serves as our Senior Vice President of Software Products at a base salary of $250,000 per year. Mr. Elloy is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Senior Officers, as discussed under “Compensation Committee Report on Executive Compensation.”

Kenneth R. Hahn

We are a party to an employment agreement with Kenneth R. Hahn, dated August 7, 2002, as modified October 22, 2002. Mr. Hahn serves as our Senior Vice President and Chief Financial Officer at a base salary of $280,000 per year. Mr. Hahn is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Senior Officers, as discussed under “Compensation Committee Report on Executive Compensation.” The agreement also provides that if Mr. Hahn is terminated other than for misconduct or is constructively terminated within twelve months of a change in control (as such terms are defined in his employment agreement), Mr. Hahn will be entitled to acceleration of any unvested stock options. Mr. Hahn also received a one-time relocation bonus of $85,538.43 in consideration for the relocation of Mr. Hahn’s primary residence. In addition, Mr. Hahn was entitled to receive reimbursement for temporary housing costs for a period of twelve months, in an amount not to exceed $5,000 per month. In connection with this reimbursement for temporary housing and the relocation bonus, Mr. Hahn was entitled to an additional payment to reimburse any related applicable federal, state and local income and employment taxes payable. During fiscal year 2003, we paid Mr. Hahn a total of $107,491 in relocation reimbursement and “gross-up” payments. As of September 2003, Mr. Hahn is no longer eligible for expense reimbursements in accordance with the terms of his employment agreement.

Douglas W. Barre

We are party to a separation agreement with Douglas W. Barre, dated October 28, 2003. The agreement supersedes all previous employment agreements between us and Mr. Barre. Under the agreement, Mr. Barre will serve as Senior Vice President of Special Projects until either (i) he begins employment with a third party, or (ii) June 30, 2004, whichever occurs first (the “termination date.”). In consideration of the foregoing, Mr. Barre receives a base salary of $4,109.30 every two weeks. In addition, consistent with Mr. Barre’s original employment agreement with Borland, after the termination date, Mr. Barre will be eligible to receive a severance payment of $175,000, and six months of accelerated vesting of any outstanding stock options less the number of shares vested during the period from January 1, 2004 to the termination date.

In connection with hiring Mr. Barre to serve as our Senior Vice President and Chief Operating Officer and relocating him to Northern California, on June 26, 2000, Borland agreed to extend a loan to Mr. Barre and his spouse in the amount of $1,000,000 for the purpose of purchasing a residence within a reasonable commuting distance of Borland’s Scotts Valley headquarters. The loan is discussed further under “Certain Relationships and Related Transactions” on page 36 of this proxy statement.

Keith E. Gottfried

We are a party to an employment agreement with Keith E. Gottfried, dated May 18, 2000, as modified by letter agreements dated April 25, 2001 and December 17, 2001. Mr. Gottfried currently serves as our Senior Vice President of Corporate Affairs at a base salary of $300,000 per year. Mr. Gottfried will also be eligible to receive a bonus pursuant to the Incentive Compensation Plan for Senior Officers, as discussed under “Compensation Committee Report on Executive Compensation.” The agreement with Mr. Gottfried provides that all of the stock options granted to Mr. Gottfried under the agreement, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control of Borland as defined in the agreement. The employment agreement also entitles Mr. Gottfried to a severance payment in an amount equal to six months of his base salary and six months accelerated vesting of any unvested stock options if his employment is terminated by us without “cause” or by him upon a “constructive termination” of his employment (as such terms are defined in his employment agreement).

The employment agreement, as modified on December 17, 2001, also provides for Mr. Gottfried to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Gottfried from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Gottfried may receive.

Pursuant to the individual stock option agreements, each stock option grant made to Mr. Gottfried since the beginning of his employment, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the compensation committee of the board of directors, describing compensation policy, practice and philosophy, specifically regarding Borland’s executive officers. We, the members of the compensation committee of the board of directors, are presenting this report which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2003.

Committee Membership and Organization

The compensation committee currently consists of William K. Hooper (Chairman), William F. Miller, Charles J. Robel and Laura S. Unger. Mr. Robel joined the board of directors in April 2003 and was appointed to serve on the compensation committee in May 2003. The members of the compensation committee meet (i) the independence requirements of the Nasdaq National Market, (ii) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) the outside director definition in Section 162(m) of the Code.

Purpose

Acting on the behalf of the board of directors, the compensation committee’s responsibilities include the following:

•	approving the salaries and other compensation of executive officers and other key employees;

•	approving change in control agreements and accelerated vesting of stock;

•	administering our employee and management incentive plans, including both cash and equity plans;

•	overseeing guidelines regarding grants of stock options and other awards, and approving grants to all executive officers, other key employees, and grants outside of the guidelines; and

•	advising the board on Borland’s compensation, incentive compensation and employee benefit plans, including adoption or amendment of all stock plans and adoption of company-wide bonus plans, merit and promotional increase programs, profit sharing plans, incentive compensation plans and retirement plans.

Compensation Philosophy

The compensation committee believes that the compensation of the executive officers and other key Borland employees should be linked to performance and the creation of stockholder value. In line with the philosophy of creating stockholder value, a significant portion of executive and key employee pay is tied to success in meeting performance goals that should result in appreciation in the market price of Borland’s common stock. Consistent with this philosophy, our compensation programs include a combination of salary, at-risk incentives and stock options and other equity designed to retain, reward and motivate talent within Borland.

The goal of the compensation committee is to align compensation packages with the long-term interests of Borland’s stockholders. In structuring compensation, the compensation committee has been particularly mindful of several key issues. The compensation committee has had to address the difficulty of attracting exceptional talent and retaining existing talent. The compensation committee has also had to face a competitive environment for attracting and retaining senior level management in the technology sector in general, compounded by the difficulty of recruiting in the Silicon Valley and Scotts Valley areas. In addition, the compensation committee has had to counter the efforts that have been made by our competitors to lure away management and other key personnel. The compensation committee believes it is critical to Borland’s long-term prospects to establish compensation programs that attract and retain those with the talent, skill and experience necessary for Borland to realize its strategic objectives.

Base Salary

The base salary of our executive officers is individually negotiated at the time each officer joins us or assumes his/her position. The compensation committee approves changes to executive officers’ base salary. The compensation committee considers individual performance, scope of responsibility, prior experience, breadth of knowledge, competitive pay practices and other factors. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

Incentive Compensation Plan for Executive Officers

Borland’s incentive compensation plans provide for cash awards or at-risk pay to executive officers and key employees, as well as employees at all levels of the organization. The compensation committee believes that by providing performance incentives through at-risk pay, it may align the focus of all employees with the interests of our stockholders. In general, the amount of at-risk pay is determined by the level, scope and responsibility of the position and the target bonus is set at a specified percentage of the individual’s base salary for the year. With respect to our executive officers, the target bonus is established annually at the beginning of each fiscal year. Under the incentive compensation plans, executive officers have a substantial portion of their total cash compensation at risk. Awards are based on both the achievement of corporate performance objectives set by Borland and the level of contribution made by these individuals.

For the 2003 fiscal year, our corporate performance goals were not fully attained and therefore executive officers did not receive 100% of their target bonuses. The executive officers (other than the CEO, whose compensation is specifically addressed below) earned a portion of their target bonus based on their attainment of their personal goals during the first, second and third quarters of fiscal 2003. Based on our corporate revenue and operating profit results, as measured against our corporate objectives, no incentive bonuses were paid for the fourth quarter of fiscal 2003.

For the 2004 fiscal year, the compensation committee has changed the structure of the incentive compensation plans, which now requires that the company achieve its corporate performance objectives for the period (quarter or annual) before an executive or other participant is eligible to earn any incentive bonus. If the company achieves its corporate performance objectives for the period, then the participant is eligible for a bonus and the level of attainment of individual objectives determines the actual payout. If the company does not achieve its corporate performance objectives for the period, then the participant is not eligible for a bonus and no bonus is paid, regardless of the achievement of individual objectives. The company will be phasing in the new structure worldwide in accordance with local laws and customs. The compensation committee believes this structure provides a tighter alignment with stockholders interests and performance than in previous years.

We also occasionally award additional bonuses to executive officers tied directly to individual accomplishments. During fiscal 2003, one such bonus, in the amount of $100,000, was awarded to Keith E. Gottfried in connection with the completion of the acquisitions of TogetherSoft Corporation and Starbase Corporation.

Equity Compensation

The purpose of our equity compensation plans is to provide employees with an opportunity to participate, along with stockholders, in the long-term performance of Borland. Our existing equity compensation plans enable us to link compensation to our stock performance. Employee stock options usually vest over four years and expire ten years from the date of grant. During fiscal 2003, the exercise price of options was 100% of fair market value of the underlying stock on the date of grant. Accordingly, the options will provide compensation to an employee only if he or she remains employed by Borland during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term. In awarding stock options, the compensation committee considers individual performance, the employee’s overall contribution, issues of talent retention, the competitive market place, the number of unvested stock options already held by the individual, the total number of stock options to be awarded and other factors.

The committee may also, from time to time, make restricted stock awards which can be similarly beneficial to executives as the value of the award increases with an increasing stock price. The use of restricted stock is limited to specific cases such as to award an executive officer for extraordinary performance or to aid in retention. In 2003, pursuant to the terms and limitations of the 2002 Stock Incentive Plan, the compensation committee issued restricted stock awards to Kenneth R. Hahn, Senior Vice President and Chief Financial Officer, Brian W. Elloy, Senior Vice President of Software Products, and other key employees of the company to assist with long-term retention of these individuals. For more information regarding restricted stock grants made to our Named Executive Officers during fiscal 2003, please review the Summary Compensation Table found on page 25 of this proxy statement.

Chief Executive Officer Compensation

From January 2003 to July 1, 2003, Mr. Fuller was entitled to a base salary of $50,000 per month and a monthly bonus of up to 100% of such base salary. Mr. Fuller’s bonus was entirely dependent upon the board’s evaluation of his performance and he was paid on the basis of such evaluation of his performance. From January 2003 to July 2003, Mr. Fuller was paid his monthly bonus pursuant to his employment agreement.

During the first half of fiscal year 2003, the compensation committee undertook a review of Mr. Fuller’s total compensation and equity arrangements with Borland. As of December 29, 2002, all of Mr. Fuller’s options became fully vested. During its review, the compensation committee retained the services of J. Richard & Co., an independent executive compensation consultant, to evaluate Mr. Fuller’s compensation. The compensation consultant, which was paid a reasonable and customary fee for its services, reviewed a peer group consisting of twenty-two software companies (the “Software Peer Group”) that compete with Borland in the areas of talent and/or product. A majority of the companies in the Software Peer Group are located in northern California, which is the geographic region in which Borland is located. The Software Peer Group includes 20 companies included in the Nasdaq Computer & Data Processing Index used in the stock performance graph, which appears elsewhere in this proxy statement. The compensation consultant provided the compensation committee with data on the total cash compensation of chief executive officers of companies in the Software Peer Group. In addition, the compensation committee was provided by management with data from the 2001 Radford Total Compensation Survey concerning total cash and long-term compensation of chief executive officers from a comprehensive survey of companies of comparable size to Borland based on revenue (the “Revenue Peer Group”). The companies in the Revenue Peer Group were not identified to the compensation committee and, accordingly, the committee does not know how many (if any) of such companies are included in the Nasdaq Computer & Data Processing Index used in the stock performance graph.

Based on its review of the foregoing data, the compensation committee found Mr. Fuller’s total compensation in the form of salary, bonus and equity to be insufficient, principally due to Mr. Fuller’s very low equity compensation. Specifically, Mr. Fuller’s stock options became fully vested on December 29, 2002, and he had received no other stock options or other equity award since 2000. Further, the compensation committee noted the limited amount of stock options available for grant under its stock option programs due to the need to reserve those options for other employees. Finally, the compensation committee noted the trend in CEO compensation away from equity compensation and toward more performance-based compensation. In light of these factors, and based upon the committee’s review of benchmark data, the analysis provided by the compensation consultant and the company’s inability to award Mr. Fuller a competitive equity award, the compensation committee approved an amendment to Mr. Fuller’s employment agreement increasing Mr. Fuller’s base salary to $100,000 per month and adopting the Incentive Compensation Plan for the CEO (“CEO ICP Plan”) for the remainder of fiscal 2003. Mr. Fuller’s total compensation, which consists solely of cash, places him between the 50th and 75th percentile of total compensation (cash plus long-term compensation) of chief executive officers of companies in the Revenue Peer Group. Under this new arrangement, half of Mr. Fuller’s total compensation would be “at-risk” and would be payable only upon achievement of specific corporate objectives. Specifically, under the CEO ICP Plan, Mr. Fuller was eligible to receive a bonus of up to 100% of his base salary if Borland met its revenue and operating income targets. Based on Borland’s actual corporate revenue and operating income results, as measured against Borland’s corporate objectives, no incentive bonus was paid to Mr. Fuller under the CEO ICP Plan during fiscal year 2003. Mr. Fuller is not a participant in any other incentive bonus plan and Mr. Fuller did not receive any stock option grants during the 2003 fiscal year.

For fiscal year 2004, under the CEO ICP Plan, Mr. Fuller is eligible to receive an annual bonus of 100% of his base salary, subject to Borland’s attainment of certain annual revenue and earnings-per-share targets, and up to an additional 50% of his base salary for substantial overachievement of these targets.

Section 162(m)

Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The compensation paid to Borland’s executive officers, excluding performance-based compensation, for the 2003 fiscal year did not exceed the $1 million limit per officer. Because it is unlikely that the non-performance based compensation payable to any of Borland’s executive officers, other than with respect to the Chief Executive Officer, will approach the $1 million limit in the foreseeable future, we have decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Borland’s executive officers. We wish to retain the flexibility, where necessary to promote the incentive and retention goals mentioned above, to pay cash compensation that may not be deductible. However, we will reconsider this decision should the individual compensation of several of the executive officers approach the $1 million level.

The discretionary option grant program in effect under Borland’s 2002 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under that program or the sale of the shares purchased under those options will qualify as performance-based compensation that will not be subject to the $1 million limitation.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Borland specifically incorporates it by reference into such filing.

Compensation Committee:

William K. Hooper (Chairman) William F. Miller Charles J. Robel Laura S. Unger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2003, the board’s compensation committee consisted of William K. Hooper (Chairman), William F. Miller, Charles J. Robel (from May until December) and Laura S. Unger. Dr. Miller serves as non-executive Chairman of the Board of Borland.

STOCK PERFORMANCE GRAPH

The stock price performance graph below compares the cumulative total stockholder return on our common stock with that of the Center for Research in Security Prices (CRSP) Total Return Index for Nasdaq Stock Market U.S. Companies and the CRSP Total Return Index for Nasdaq Computer and Data Processing Services Stocks for the period commencing on January 1, 1999 and ending December 31, 2003. The graph assumes that $100.00 was invested in our common stock and in each index on December 31, 1998. The total return for the common stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on our common stock, and is calculated as of the last day of the month indicated.

The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC nor shall such information be deemed incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of Borland’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BORLAND SOFTWARE CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

* $100 INVESTED ON 12/31/98 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS

FISCAL YEAR ENDED DECEMBER 31

Company/Index Name	Base Period	Cumulative Total Return

	12/98	12/99	12/00	12/01	12/02	12/03

BORLAND SOFTWARE CORPORATION	100.0	201.1	100.6	284.7	223.6	176.9

NASDAQ STOCK MARKET (U.S.) INDEX	100.0	185.4	111.8	88.7	61.3	91.7

NASDAQ COMPUTER & DATA PROCESSING INDEX	100.0	220.0	101.3	81.5	56.2	74.1

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and the Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all reports required by Section 16(a) to be filed by our officers, directors and greater than ten percent (10%) beneficial owners were filed on time during the year ended December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of February 27, 2004, how many shares of common stock are owned by:

•	each person who, to our knowledge, is a beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, the only class of our voting securities;

•	each director and each nominee for director;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

This table is based upon information supplied by officers, directors and a Schedule 13G filed with the SEC. Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of our common stock as of February 27, 2004. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Beneficial Owner	Number		Percent
5% Stockholders:
Merrill Lynch & Co., Inc. 800 Scudder Mill Rd. Plainsboro, NJ 08536	10,380,936	(2)	12.84%

Named Executive Officers and Directors:
Dale L. Fuller	1,221,337	(3)	1.51%
William F. Miller	168,615	(4)	*
Robert H. Kohn	162,379	(5)	*
Robert Dickerson	61,739	(6)	*
William K. Hooper	54,915	(7)	*
Laura S. Unger	39,009	(8)	*
Charles J. Robel	0		0
T. Michael Nevens	0		0
Douglas W. Barre	160,706	(9)	*
Brian W. Elloy	58,125	(10)	*
Keith E. Gottfried	96,033	(11)	*
Kenneth R. Hahn	162,911	(12)	*
All directors and executive officers as a group (15 persons)	2,185,769	(13)	2.70%

*	Less than one percent.
(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on shares outstanding as of February 27, 2004, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All shares of common stock subject to options currently exercisable or exercisable within 60 days after February 27, 2004 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Based on a Schedule 13G (Amendment No. 11) dated January 27, 2004 which was filed with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers, Merrill Lynch reported shared voting power and shared dispositive power with respect to all shares of common stock beneficially owned. Number of shares which may be deemed beneficially owned includes shares held by various funds related to or managed by Merrill Lynch.
(3)	Includes options exercisable within 60 days of February 27, 2004 to acquire 1,194,158 shares.
(4)	Represents options exercisable within 60 days of February 27, 2004 to acquire 168,615 shares.
(5)	Includes options exercisable within 60 days of February 27, 2004 to acquire 161,697 shares.
(6)	Includes options exercisable within 60 days of February 27, 2004 to acquire 61,441 shares.
(7)	Represents options exercisable within 60 days of February 27, 2004 to acquire 54,915 shares.
(8)	Represents options exercisable within 60 days of February 27, 2004 to acquire 39,004 shares.
(9)	Represents options exercisable within 60 days of February 27, 2004 to acquire 160,706 shares.
(10)	Includes options exercisable within 60 days of February 27, 2004 to acquire 31,875 shares and 25,000 shares in restricted stock.
(11)	Represents options exercisable within 60 days of February 27, 2004 to acquire 96,033 shares.
(12)	Includes options exercisable within 60 days of February 27, 2004 to acquire 112,500 shares and 50,000 shares in restricted stock.
(13)	Includes shares described in the notes above, as applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with hiring Douglas W. Barre to serve as our Senior Vice President and Chief Operating Officer and relocating him to Northern California, on June 26, 2000, Borland agreed to extend a loan to Mr. Barre and his spouse in the amount of $1,000,000 for the purpose of purchasing a residence within a reasonable commuting distance of Borland’s Scotts Valley headquarters. The loan was extended on June 26, 2000 and is evidenced by a promissory note which was amended on March 26, 2002 modifying certain terms (the “Note”) and is secured by the purchased residence. The Note bore interest at a rate of 7% from June 26, 2000 to May 17, 2001 and currently bears interest at an annually-compounded 4.5% from May 18, 2001 to May 18, 2005 (the “Due Date”). Unless sooner accelerated pursuant to the terms of the Note, the loan and interest will be forgiven at the end of the five-year period, provided that Mr. Barre remains employed by us. If Mr. Barre’s employment terminates prior to May 18, 2005, on the date of termination we will forgive that portion of the principal and interest equal to the full amount of the principal and interest outstanding on the termination date, multiplied by a fraction, the numerator of which is the number of days from June 26, 2000 to his termination date, and the denominator of which is the number of days from June 26, 2000 to the Due Date. During the fiscal year ended December 31, 2003, the highest amount of indebtedness outstanding under the Note was $1,122,587.00 on December 31, 2003. As of February 27, 2004, the amount of indebtedness outstanding under the Note was $1,130,395.00.

STOCKHOLDER PROPOSALS FOR 2005

Stockholder proposals intended to be presented at our 2005 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than December 8, 2004 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2005 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not later than February 13, 2005. In addition, our bylaws require that proposals of stockholders made outside of the processes of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, not later than February 13, 2005 and not earlier than January 15, 2005; provided, however, that in the event that the 2005 annual meeting is called for a date that is not within 25 days before or after May 14, 2005, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed WHITE proxy card intend to vote the shares they represent in accordance with their best judgment.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge from our company website at www.borland.com or upon written request to: Borland Investor Relations, Borland Software Corporation, 20450 Stevens Creek Blvd., Suite 800, Cupertino, CA 95014.

YOUR VOTE AT THIS YEAR’S MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By Order of the Board of Directors,

/s/ Timothy J. Stevens

Timothy J. Stevens

Senior Vice President, General Counsel and Corporate Secretary

April [    ], 2004

Scotts Valley, California

IMPORTANT

YOUR VOTE AT THIS YEAR’S MEETING IS ESPECIALLY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

DO NOT RETURN ANY PROXY CARDS YOU MAY RECEIVE FROM C. ROBERT COATES OR HIS CONTROLLED COMPANY, MANAGEMENT INSIGHTS, EVEN AS A PROTEST VOTE AGAINST HIM. ONLY YOUR LATEST DATED, SIGNED PROXY CARD WILL BE COUNTED, AND ANY PROXY YOU SIGN FROM MR. COATES OR MANAGEMENT INSIGHTS FOR ANY REASON COULD INVALIDATE PREVIOUS WHITE PROXY CARDS SENT BY YOU TO SUPPORT BORLAND’S BOARD OF DIRECTORS.

IF YOU BELIEVE YOU MAY HAVE PREVIOUSLY VOTED ON A PROXY CARD PROVIDED BY MR. COATES OR MANAGEMENT INSIGHTS, YOU CAN REVOKE THAT PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you have any questions, or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 State Street, 10th Floor

New York, New York 10004

Banks and Brokers Call: (212) 440-9800

ALL OTHERS CALL TOLL FREE: (800) 501-4524

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

OF PROXIES BY BORLAND SOFTWARE CORPORATION

Under applicable SEC regulations, members of the board, the board’s nominees and certain officers and employees of Borland may be deemed to be “participants” with respect to Borland’s solicitation of proxies in connection with its 2004 annual meeting of stockholders. The following sets forth the name and the present principal occupation or employment, and the name and principal business address of any corporation or other organization in which such employment is carried on, of the persons who may be deemed “participants.”

DIRECTORS AND NOMINEES

The principal occupations of Borland’s directors and director nominees who may be deemed participants in Borland’s solicitation are set forth in Proposal No. 1 under the “Election of Directors” section of this proxy statement. The name and business addresses of the organizations of employment of Borland’s directors and director nominees are as follows:

Name	Business Address
Robert Dickerson	Pacific Edge Software 2606 116th Avenue NE Bellevue, WA 98004

Dale L. Fuller	Borland Software Corporation 100 Enterprise Way Scotts Valley, CA 95066

William K. Hooper	Woodside Hotels & Resorts 951 Mariners Island Blvd, Ste 150 San Mateo, CA 94404

Robert H. Kohn	Laugh.com P.O. Box 529 One Arbor Lane Pebble Beach, CA 93953

William F. Miller	Graduate School of Business Stanford University GSB, Room K211 Stanford, CA 94305

T. Michael Nevens	c/o Borland Software Corporation 100 Enterprise Way Scotts Valley, CA 95066

Charles J. Robel	Hummer Winblad Venture Partners 2 South Park, 2nd Floor San Francisco, CA 94107

Laura S. Unger	277 Park Avenue New York, New York 10016

OFFICERS AND EMPLOYEES

The principal occupations of Borland’s executive officers and other officers and employees who may be deemed “participants” in Borland’s solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Borland, and the business address is Borland Software Corporation, 100 Enterprise Way, Scotts Valley, California 95066-3249.

Name	Principal Occupation
Scott Arnold	Executive Vice President and Chief Operating Officer

Brian W. Elloy	Senior Vice President of Software Products

Kenneth R. Hahn	Senior Vice President and Chief Financial Officer

Timothy J. Stevens	Senior Vice President, General Counsel and Corporate Secretary

Matthew A. Thompson	Senior Vice President of Worldwide Sales

Jacquie Ross	Manager, Investor Relations

INFORMATION REGARDING OWNERSHIP OF BORLAND SECURITIES BY PARTICIPANTS

Except as described in this Annex A or the proxy statement, none of the persons listed above under “Directors and Nominees” and “Officers and Employees” owns any Borland securities of record which they do not own beneficially. The number of shares of Borland common stock held by directors, director nominees and the named executive officers as of February 27, 2004, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of the proxy statement. The number of shares of Borland common stock held by the other officers and employees listed above under “Officers and Employees” as of February 27, 2004 is set forth below. (The information includes shares that may be acquired by the exercise of stock options within 60 days of such date.)

Name	Share Ownership
Scott Arnold	0

Timothy J. Stevens	0

Matthew A. Thompson	0

Jacquie Ross	3,250

INFORMATION REGARDING TRANSACTIONS IN BORLAND SECURITIES BY PARTICIPANTS

The following table sets forth purchases and sales during the past two years of shares of Borland common stock by the persons listed above under “Directors and Nominees” and “Officers and Employees.” All transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock, Options to Purchase Shares of Common Stock, and Units Acquired or (Disposed of)	Notes
Scott Arnold	11/3/03	450,000	(1)

Robert Dickerson	7/1/02	13,500	(1)
	7/1/03	13,500	(1)

Brian W. Elloy	10/28/02	90,000	(1)
	11/03/03	25,000	(2)
	11/03/03	50,000	(1)
	11/28/03	1,250	(3)

Dale L. Fuller	5/31/02	1,250	(3)
	11/06/02	57,500	(4)
	11/06/02	(57,500)	(5)
	11/7/02	25,000	(4)
	11/7/02	(25,000)	(5)
	11/29/02	929	(3)
	12/02/02	138,500	(4)
	12/02/02	(138,500)	(6)
	12/04/02	36,500	(4)
	12/04/02	(36,500)	(6)
	12/05/02	7,500	(4)
	12/05/02	(7,500)	(6)
	12/10/02	35,000	(4)
	12/10/02	(35,000)	(6)
	1/02/03	10,000	(4)
	1/02/03	(10,000)	(5)
	1/07/03	10,000	(4)
	1/07/03	(10,000)	(5)
	1/09/03	10,000	(4)
	1/09/03	(10,000)	(5)
	5/31/03	1,250	(3)
	6/06/03	10,000	(4)
	6/06/03	(10,000)	(5)
	11/28/03	1,250	(3)

Kenneth R. Hahn	10/22/02	300,000	(1)
	5/31/03	206	(3)
	11/03/03	50,000	(2)
	11/03/03	25,000	(1)
	11/28/03	205	(3)

William K. Hooper	7/1/02	15,500	(1)
	5/05/03	20,000	(4)
	5/05/03	(20,000)	(6)
	7/1/03	16,500	(1)

Name	Date	Number of Shares of Common Stock, Options to Purchase Shares of Common Stock, and Units Acquired or (Disposed of)	Notes
Robert H. Kohn	7/1/02	14,500	(1)
	11/21/02	3,000	(4)
	11/21/02	(3,000)	(6)
	7/1/03	14,500	(1)

William F. Miller	7/1/02	19,500	(1)
	7/1/03	20,500	(1)

T. Michael Nevens	2/24/04	30,000	(1)

Charles J. Robel	4/30/03	30,000	(1)
	7/1/03	16,500	(1)

Jacquie Ross	5/31/02	311	(3)
	6/1/02	(311)	(6)
	11/28/03	322	(3)
	2/9/04	(588)	(6)

Timothy J. Stevens	10/22/03	150,000	(1)

Matthew A. Thompson	10/22/03	250,000	(1)

Laura S. Unger	4/1/02	30,000	(1)
	7/1/02	15,500	(1)
	7/1/03	16,500	(1)

(1)	Represents a stock option grant.
(2)	Represents a restricted stock award.
(3)	Represents shares purchased pursuant to the 1999 Employee Stock Purchase Plan.
(4)	Represents shares acquired upon the exercise of stock options.
(5)	Represents shares sold pursuant to a written Rule 10b5-1 Sales Plan.
(6)	Represents the sale of shares other than pursuant to a written Rule 10b5-1 Sales Plan.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

Except as described in this Annex A or the proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”), is either a party to any transaction or series of transactions since December 31, 2002, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which Borland or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or the proxy statement, no participant or Participant Affiliate directly or indirectly beneficially owns any securities of Borland or any securities of any subsidiary of Borland.

Except as described in this Annex A or the proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by Borland or any of its affiliates or any future transactions to which Borland or any of its affiliates will or may be a party. Except as described in this Annex A or the proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of Borland.

Stock Trading Plans

In accordance with our stock trading policy, the following executive officers have established written sales plans or arrangements as permitted under Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”):

Dale L. Fuller, President and Chief Executive Officer, and Kenneth R. Hahn, Senior Vice President and Chief Financial Officer.

Mr. Fuller previously had two written Rule 10b5-1 sales plans in effect, one from February 6, 2002 to November 19, 2002 and the other from January 1, 2003 to December 15, 2003.

Pursuant to Mr. Fuller’s current Rule 10b5-1 sales plan, he has instructed his broker to sell a specified amount of shares of Borland’s common stock during the period from February 5, 2004 through December 15, 2005, subject to the trading price of Borland’s common stock and subject to applicable securities laws, including Rule 144.

Pursuant to Mr. Hahn’s Rule 10b5-1 sales plan, he has instructed his broker to sell a specified amount of shares of Borland’s common stock during the period from November 3, 2004 through November 3, 2005, subject to the trading price of Borland’s common stock, and subject to applicable securities laws, including Rule 144.

Employment Agreements

Scott Arnold

We are party to an employment agreement with Scott Arnold, dated October 2, 2003. Mr. Arnold serves as our Executive Vice President and Chief Operating Officer at a base salary of $450,000 per year. Mr. Arnold is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Senior Officers, as discussed in the proxy statement under “Compensation Committee Report on Executive Compensation.”

Should Mr. Arnold be terminated within twelve months following any change in control, other than for misconduct, or if there is a constructive termination (as those terms are defined in his employment agreement), Mr. Arnold will be entitled to a severance payment equal to twelve months of his base salary, the individual objective portion of his bonus, 100% acceleration of any unvested stock options, twelve months to exercise such options, and twelve months of COBRA payments. Regardless whether there is a change in control, if Mr. Arnold is terminated other than for misconduct, or if there is a constructive termination, Mr. Arnold will be entitled to a severance payment equal to twelve months of his base salary and the individual objective portion of his bonus. In addition, should such termination occur within six months of his start date, Mr. Arnold will be entitled to twelve months accelerated vesting on any unvested stock options and twelve months to exercise such options. Should such termination occur within the first twelve months of his employment and in connection with or following a change in the Chief Executive Officer, Mr. Arnold will be entitled to an additional twelve months of accelerated vesting on any unvested stock options and twelve months of COBRA payments.

The employment agreement also provides for Mr. Arnold to be paid a “gross-up” payment if any benefit or payment to be received by Mr. Arnold from us is subject to the excise tax imposed under Section 4999 of the Code. The gross-up payment will offset fully the effect of any excise tax imposed on any “excess parachute payment” Mr. Arnold may receive. In general, Section 4999 of the Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. However, the Code provides a “safe harbor” from the excise tax if an employee does not receive parachute payments with a value in excess of 2.99 times the employee’s base amount. An employee’s base amount is the average taxable compensation received by the employee from his employer over the five taxable years (or the entire period of employment, if less) preceding the year in which a change in control occurs. A parachute payment is any payment or benefit which is contingent on a change in control.

Timothy J. Stevens

We are party to an employment agreement with Timothy J. Stevens, dated September 17, 2003, as amended March 4, 2004. Mr. Stevens serves as our Senior Vice President, General Counsel and Corporate Secretary at

a base salary of $260,000 per year. Mr. Stevens is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Senior Officers, as discussed in the proxy statement under “Compensation Committee Report on Executive Compensation.” Should Mr. Stevens be terminated, other than for misconduct, or if there is a constructive termination (as such terms are defined in his employment agreement), Mr. Stevens will be entitled to a severance payment equal to six months of his base salary. In addition, if Mr. Stevens is terminated other than for misconduct or is constructively terminated within twelve months of a change in control (as such terms are defined in his employment agreement), Mr. Stevens will be entitled to 50% acceleration of any unvested stock options.

Matthew A. Thompson

We are party to an employment agreement with Matthew A. Thompson, dated October 1, 2003. Mr. Thompson serves as our Senior Vice President, Worldwide Sales at a base salary of $300,000. Mr. Thompson is also eligible to receive a bonus pursuant to the Incentive Compensation Plan for Senior Officers, as discussed in the proxy statement under “Compensation Committee Report on Executive Compensation.” Should Mr. Thompson be terminated within twelve months of any change in control, for other than misconduct (as that term is defined in his employment agreement), Mr. Thompson is entitled to receive a severance payment equal to six months of his base salary.

ANNEX B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF BORLAND SOFTWARE CORPORATION

AS AMENDED AND RESTATED BY THE BOARD ON JUNE 11, 2003

1.    PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Borland Software Corporation (the “Corporation”) is to oversee the accounting and financial reporting processes of the Corporation and its subsidiaries and the audits of the financial statements of the Corporation, including (a) to assist Board oversight of (i) the integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and the performance of the Corporation’s independent auditor; and (b) to prepare the report required by the SEC’s proxy rules to be included in the Corporation’s annual proxy statement.

2.    COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to, and the composition of the Committee shall comply with, the requirements of the Nasdaq Stock Market (“Nasdaq”) and any additional requirements that the Board determines appropriate.

3.    MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, either in person or telephonically. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary and shall periodically meet in executive session with each of management and the independent auditors. The Committee may, from time to time, create subcommittees who shall report to the Committee. The Committee may consult with the Board as it determines appropriate prior to taking any action and shall report regularly to the Board with respect to its meetings. The majority of the members of the Committee shall constitute a quorum.

4.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address or respond to changing circumstances or conditions. Among its duties and responsibilities, the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the Securities and Exchange Committee (“SEC”), Nasdaq or any other regulatory authority:

Selection, Evaluation and Oversight of the Auditors

(1)    In its sole discretion, appoint (subject, if applicable, to shareholder ratification), determine funding for and oversee the public accounting firm to serve as auditors (herein referred to as independent auditors) as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3(b)(2) thereunder, to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year, which firm shall be responsible to and report directly to the Committee;

(2)    Review and, in its sole discretion, approve in advance the independent auditors’ annual engagement letter, including all audit engagement fees and terms and, as set forth in Section 10(A)(i) of the Exchange Act and Rule 2-01(c)(7) of Regulation S-X, preapprove all audit services to be provided by the independent auditors;

(3)    If determined appropriate by the Committee, in its sole discretion, terminate and replace the independent auditors;

(4)    As set forth in Section 10A(i) of the Exchange Act and Rule 2-01(c)(7) of Regulation S-X, establish and implement policies and procedures for the Committee’s pre-approval of any engagement of the independent auditors to provide permissible non-audit services, which shall include consideration of whether the independent auditors’ performance of such non-audit services is compatible with the auditors independence;

(5)    Evaluate the independence of the Corporation’s independent auditors at least annually by, among other things:

(a)  obtaining and reviewing on an annual basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard No. 1;

(b)  actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

(c)  taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor;

(d)  ensuring that audit partners are rotating off of the Corporation’s audit engagement team in a manner consistent with rules promulgated by the SEC, Nasdaq or any other applicable regulatory authority;

(e)  ensuring that any employment relationships contemplated by the Corporation or any of its subsidiaries with a member, former member or relative of a member of the audit engagement team are consistent with rules promulgated by the SEC, Nasdaq or any other applicable regulatory authority; and

(f)  engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with rules promulgated by the SEC, Nasdaq or any other applicable regulatory authority;

Oversight of Annual Audit and Quarterly Reviews

(6)    Review and discuss with the independent auditors their annual audit plan, including the scope of audit activities, and the timing of the audit, and monitor such plan’s progress and results during the year;

(7)    Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;

(8)    Review and discuss the following with management and the independent auditors:

(a)  all critical accounting policies and practices;

(b)  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the independent auditors, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(c)  other material written communications between the independent auditors and management including, but not limited to, the management letter and any schedule of unadjusted differences; and

(d)  any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;

(9)    Discuss the Corporation’s interim financial statements to be included in Quarterly Reports on Form 10-Q with the Corporation’s independent auditors;

Oversight of Financial Reporting Process and Internal Controls

(10)  Review and discuss with the independent auditors and management, periodically, the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including the independent auditors’ judgment as to the quality of the Corporation’s accounting principles, and the following:

(a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls; and

(c)    any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(11)  Review and discuss with management the Corporation’s administrative, operational and accounting internal controls, and whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(12)  Resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

(13)  Review and discuss with management the Corporation’s disclosure controls and procedures;

(14)  Review the Corporation’s policies and practices relating to earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies;

Other Matters

(15)  Establish and implement policies and procedures for the Committee’s review and approval or disapproval of all proposed transactions or courses of dealing with parties related to the Corporation (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);

(16)  Evaluate annually the Committee’s functions and operation and the adequacy of the Committee’s charter;

(17)  Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct;

(18)  Establish procedures, as set forth in Section 10A(m)(4) of the Exchange Act and Rule 10A-3(b)(3) thereunder, for the receipt, retention and treatment of any complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding accounting and auditing matters;

(19)  Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation or that involve potential material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents;

(20)  Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation from attorneys appearing and practicing before the SEC in the representation of the Corporation or any of its subsidiaries;

(21)  Prepare the report required by the rules of the SEC, Nasdaq or other applicable regulatory authority to be included in the Corporation’s annual proxy statement;

(22)  Conduct or authorize investigations into any matters within its scope of responsibilities, including retaining outside advisors to assist the Committee in the conduct of any investigation; and

(23)  Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

5.    OUTSIDE ADVISORS

The Committee shall have the authority to retain and determine funding for counsel for the Committee, experts, accountants and other advisors as it deems appropriate to assist it in the performance of its functions, as set forth in Sections 10A(m)(5) and (6) of the Exchange Act and Rules 10A-3(b)(4) and (5) thereunder, such funding to be provided by the Corporation.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation; it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting review or procedures or to set auditor independence standards; and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (c) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under Delaware law, which shall continue to set the legal standard for the conduct of the members of the Committee.

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